Dakota Territory Resource Corp Announces Corporate Update & 2022 Exploration Plans

12/1/2021 | Press Release

Lead, South Dakota, December 1, 2021 -- Dakota Territory Resource Corp (OTCQB: DTRC) ("Dakota Territory" or the "Company") is pleased to provide a corporate update and outline its initial exploration plans for 2022.

Highlights include:

  Dakota Territory intends to commence a phase one drill program of approximately 103,000 feet / 31,000 meters in 2022 on its Maitland, City Creek and Richmond Hill properties.

  To date, Dakota Territory has increased its land position from approximately 8,246 mineral acres as of May 2020 to a combination of surface and mineral title to property covering approximately 38,918 acres in the Homestake District.

  Exclusive compilation and evaluation of Barrick Gold Corporation's ("Barrick") 145-year data set in the Homestake District, completion of a new geophysical survey, and commencement of soil sampling programs.

  Dakota Territory will release its inaugural Environmental Social and Governance ("ESG") Report by the end of the first quarter of 2022.

  Dakota Territory and JR Resources Corp. ("JR Resources") have filed an initial application to list the merged company, to be named Dakota Gold Corp., on the NYSE American.

  Dakota Territory and JR Resources have confidentially submitted a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the "SEC") in connection with their merger (the "Merger"). The registration statement on Form S-4 is a document required by the SEC to effect the Merger.

"I look forward to completing our merger and uplisting Dakota Gold Corp. to the NYSE American," said Jonathan Awde, Chief Executive Officer of the Company. "Over the last year, the Company has been focused on increasing its substantial land holdings and the commencement of the Company's budgeted 103,000-foot exploration program for 2022."

Merger Update

On October 25, 2021, the Company and JR Resources confidentially submitted a registration statement on Form S-4 with the SEC. The registration statement on Form S-4 was submitted in connection with Dakota Territory and JR's merger pursuant to a merger agreement dated September 10, 2021 (the "Merger Agreement").

Dakota Territory and JR Resources have filed an initial application with the NYSE American to list the merged company, which will be called Dakota Gold Corp., on the NYSE American.

Following the 1) the SEC's review and declaration of effectiveness of the registration statement on Form S-4 and 2) the approval of Dakota Territory shareholders of the merger, on closing of the merger and pursuant to the Merger Agreement:

  Dakota Territory shareholders will receive one share of JR Resources (which will be renamed Dakota Gold Corp. prior to closing) for each share of Dakota Territory;

  JR Resources shareholders will continue to hold shares of JR Resources (which will be renamed Dakota Gold Corp. prior to closing); and

  Immediately prior to the closing of the Merger, JR Resources will complete a reverse share split such that the total number of JR Resources shares will be proportionately reduced to 35,641,667 JR Resources shares.

Exploration & Field Work Update

In the first quarter of 2022, the Company intends to initiate a drill program of approximately 103,000 feet / 31,000 meters on the targets below. The Company has selected Hy-Tech Drilling to begin the program with two drills. Drilling will commence on the Maitland Property in January 2022.

1. Maitland

The Maitland target is the Company's priority exploration target as it contains repeated folds of the Homestake Formation, lies within the same structural corridor as the Homestake mine and gold mineralization has been identified down-plunge. Homestake Mining Company made the North Drift discovery in 1989 (historical results are shown in Table 1 and in plan view on Figure 1) within the same host unit and along trend with the +40-million-ounce Homestake mine. The Maitland Property is contiguous with Homestake mine. The intercepts listed below extend over a strike length of 200 meters (650 feet) and are between approximately 1,700 meters (5,600 feet) and 1,900 meters (6,350 feet) below surface. Previous exploration on the Maitland Property was undertaken when the gold price was below $300 per ounce. There are limited drill holes up-plunge of the North Drift intercepts as shown in the long-section view of Figure 2. Recent geophysical surveys indicate that there is significant host Homestake Formation at the Maitland target and geologic mapping indicate the convergence of the East Ledge and West Ledge shear systems.

Table 1. North Drift gold mineralization historical intercepts.

DRILL HOLE	INTERVAL METERS	AU GRADE G/T	INTERVAL FEET	AU GRADE OPT
DBM-89-2	4.57 m	11.42 g/t	15 ft	0.333 opt
DBM-89-2A	7.62 m	4.77 g/t	25 ft	0.139 opt
DBM-92-3C	7.31 m	7.61 g/t	24 ft	0.222 opt

Note - The true thickness of the mineralization is not known due to the very limited drilling although quartz veins are generally at steep angles to the core axis.

Figure 1. Plan view of the Maitland target proposed holes and the North Drift mineralization.

Figure 2. Long-section view of the Maitland Target and the North Drift mineralization (looking northeast).

2. Richmond Hill

Modern heap-leach gold production from the Richmond Hill Mine was from Precambrian hosted, Tertiary breccias. Previous exploration had identified several mineralized areas that included Tertiary breccias, Paleozoic-hosted-Tertiary-replacement mineralization, Precambrian-hosted-Tertiary mineralization, and Precambrian iron-formation-hosted mineralization. Most of the drilling was shallow given the focus on oxide-heap-leach resources. Besides the identified oxide resources, several mineralized intercepts remained open along strike and at depth (see Figure 3). Geologic mapping and geophysics have also identified iron formation and possible mineralized structures that have not been thoroughly tested. Phase 1 of the exploration program will follow-up on known mineralization and test for iron-formation-hosted mineralization.

Figure 3. Plan View of historical drilling at Richmond Hill.

3. City Creek

The City Creek program will test the East Limb of the Homestake Formation north of the Homestake mine. Mining occurred within Caledonia Ledge and Lower Main Ledge within East Limb structures at the Homestake mine. City Creek has been minimally explored with 10 historical drill holes covering 2 kilometers (7,200 feet) of strike length. Drill Hole 11829B encountered 2.44 meters of 3.43 g/t Au (8 feet of 0.100 opt Au) and 0.91 meters of 4.80 g/t Au (3 feet of 0.140 opt Au). Geologic mapping, geophysics and a soil sampling program have been completed or are underway in advance of drill planning. The soil survey is 43% complete and assays are pending for the soil samples that have been submitted. The geophysics and geologic mapping indicate that the Homestake Formation continues north of the historical drilling. The drill program is designed to determine stratigraphy and test for Homestake type mineralization. Additionally, these holes will also test for Cambrian gold mineralization at the unconformity. Historical holes CE-16 and CE-20 encountered 1.52 meters of 8.23 g/t Au (5 feet of 0.240 opt Au) and 1.52 meters of 11.93 g/t Au (5 feet of 0.348 opt Au) respectively.

The Company has also completed an infill gravity survey, soil sampling and geologic mapping at Richmond Hill and City Creek in advance of drill testing. The additional gravity stations were done to fill in areas with data gaps. The orientation soil survey has been completed and the samples have been submitted to ALS Global for analysis. A soil survey is currently underway that will cover mapped areas of the Homestake Formation at City Creek. This survey is currently 43% complete. Grab samples have also been taken at City Creek, Maitland, and Richmond Hill. Geologic mapping has been completed at City Creek and is in progress at Richmond Hill in advance of the 2022 drill program. The work that is underway by the company continues to identify areas of gold mineralization and drill targets. The geophysical modeling in areas of drill coverage indicate that it may be able to map the Homestake Formation beneath Paleozoic and Tertiary cover.

Land Update

The Company now has a property package comprised by a combination of surface and mineral title of approximately 38,918 acres. This represents an increase of 372% in total surface and mineral acres from the approximately 8,246 mineral acres that Dakota Territory held in May 2020.

With more than US$48 million in working capital, Dakota Territory is well-funded to carry out its planned exploration activities and potential land acquisitions in 2022.

Data Compilation Update

The Company continues to evaluate Barrick's extensive historic data sets with respect to the Homestake District, which chronicle Homestake Mining Company of California and LAC Minerals (USA) LLC's combined 145-year exploration and mining history throughout South Dakota. Dakota Territory has exclusive access to this unique and invaluable data through its option agreements with Barrick. The Company is utilizing the data to inform its exploration decisions and overall strategy in the Homestake District. Several preliminary new projects have resulted from reviewing the historical exploration data that warrant follow-up work. This information should provide the company with a continued pipeline of exploration targets.

Inaugural ESG Report

Dakota Territory will release its inaugural ESG Report at the end of the first quarter of 2022. The report will outline the groundwork that took place this year and highlight the Company's strategic commitment to responsible and sustainable policies and practices that steward our natural resources, reduce our environmental footprint, support and enhance area communities and build transparent business practices that all create a positive legacy for the region, area stakeholders and our shareholders.

About Dakota Territory Resource Corp

Dakota Territory Resource Corp is a Nevada corporation with offices located at Lead, South Dakota. Dakota Territory is committed to creating shareholder value through the acquisition and responsible exploration and development of high caliber gold properties in the Homestake District of South Dakota.

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Inquiries

Shareholder and Investor Inquiries: For more information, please contact Jonathan Awde at 604-761-5251 or JAwde@gold-sd.com.

Social and Public Relations Inquiries: For more information, please contact Elizabeth Sailer at 605-580-0480 or info@gold-sd.com.

Cautionary Note to U.S. Investors

The SEC limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Our property currently does not contain any known proven or probable ore reserves under SEC reporting standards. Our reference above to the various formations and mineralization believed to exist in our property as compared to historical results and estimates from other property in the district is illustrative only for comparative purposes and is no indication that similar results will be obtained with respect to our property. U.S. investors are urged to consider closely the disclosure in our latest reports filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the Merger. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the inability to complete the Merger in a timely manner, the inability to complete the Merger due to the failure of the Company's shareholders to approve the Merger, as described in the proxy statement/prospectus that will be delivered to Company shareholders prior to the meeting of shareholders, the failure to satisfy other conditions to completion of the Merger, including receipt of required third-party consents, the failure of the Merger to close for any other reason, the effect of the announcements regarding the Merger on the market price of Dakota Territory common stock, the possibility that the anticipated benefits of the Merger will not be realized, or will not be realized within the expected time period, the inability to meet expectations regarding the accounting and tax treatments of the Merger, the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, the NYSE American's review and approval of our listing application, diversion of management's attention from ongoing business operations and opportunities, the execution and timing of our planned exploration activities, our use and evaluation of historic data, the release of the Company's inaugural ESG report, our ability to achieve our strategic goals, changes in the market price of the Company's common stock following the Merger, the state of the economy and financial markets generally and the effect on our industry, and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2021, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC, including the registration statement on Form S-4 that has been confidentially filed with the SEC in connection with the Merger. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we and JR Resources undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. Neither we nor JR Resources gives any assurance that either we or JR Resources or the combined company will achieve its expectations

Important Information and Where You Can Find It

This document relates to the proposed Merger involving Dakota Territory and JR Resources. JR Resources has filed a registration statement on Form S-4 with the SEC, which will includes a proxy statement of Dakota Territory and a prospectus of JR, referred to as a proxy statement/prospectus, and each party will file other documents with the SEC regarding the proposed transaction. INVESTORS AND HOLDERS OF DAKOTA TERRITORY'S SECURITIES ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The documents filed by Dakota Territory and JR Resources with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and holders of Dakota Territory's securities will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC on Dakota Territory's website at http://DakotaTRC.com/.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This communication is also not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

Dakota Territory, JR Resources and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the approval of the Merger and related matters. Information regarding the Company's directors and executive officers is contained in the Company's most recent Annual Report on Form 10-K for the year ended March 31, 2021 and the Schedule 14f-1 filed on March 15, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described above.